Exhibit 10.ii.o

AMENDMENT TO MASTER TRANSITION SERVICES AGREEMENT

This AMENDMENT TO MASTER TRANSITION SERVICES AGREEMENT (the “Amendment”) is entered into on this 16th day of May, 2006 (the “Effective Date”) by and between Cargill, Incorporated, a Delaware corporation (“Cargill”) and The Mosaic Company, a Delaware corporation (“Mosaic”).

WITNESSETH:

WHEREAS, Cargill and Mosaic are parties to that certain Master Transition Services Agreement dated October 22, 2004 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to extend the term and to provide for cooperation between the parties relating to Mosaic’s obligation in assessing internal controls over financial reporting; and

WHEREAS, capitalized terms used in this Amendment and not otherwise defined herein will have the meaning ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

1.	Section 3 of the Agreement is hereby revised to provide that the term of the Agreement is extended until October 22, 2006.

2.	Section 5 of the Agreement is hereby amended to include a new Subsection D as follows:

“D. Cargill acknowledges that Mosaic is a publicly traded company whose stock is listed on the New York Stock Exchange and such, is subject to the requirements of the Sarbanes Oxley Act of 2002 (“Sarbanes Oxley”), including without limitation Section 404 thereof relating to the effectiveness of internal controls over financial reporting. In connection with Mosaic’s compliance with Sarbanes Oxley (including without limitation Section 404), Cargill agrees, without additional cost or expense to Mosaic (unless the amount of Cargill employee time required is excessive), to cooperate with Mosaic by providing reasonable access to data or information necessary to evaluate, test, assess and document Cargill’s internal controls insofar as they relate to the services being provided by Cargill pursuant to any Work Orders executed pursuant to this Agreement. In doing so, Cargill agrees to make available employees who are knowledgeable of the services being provided and the internal controls implemented by Cargill relating to such services for reasonable amounts of time without additional cost or expense to Mosaic. Should any deficiencies in internal controls be identified through this process, the parties will promptly meet to discuss the identified areas where improvements can be made and a mutually agreed upon approach to address such identified areas.”

3.	The portion of Section 15 containing information for Mosaic is amended to read as follows:

If to Mosaic, addressed as follows:

The Mosaic company

Atria Corporate Center – Suite E490

3033 Campus Drive

Plymouth, MN 55441

Attn: General Counsel

Telephone (763) 577-2851

Facsimile: (763) 577-2990

4.	Except as expressly provided herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed by their respective duly authorized representatives as of the day and year first above written.

CARGILL, INCORPORATED

By:
Name:
Title:

THE MOSAIC COMPANY

By:
Name:
Title:

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